SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report: February 24, 2005
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465 (Commission File No.)	13-2511270 (I.R.S. Employer Identification No.)

75 South Broadway Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

        On February 24, 2005, New Rochelle Telephone Corp. (“New Rochelle”), a wholly-owned subsidiary of eLEC Communications Corp. (the “Company”), completed its negotiations with Verizon Services Corp. (“Verizon”) and signed a Wholesale Advantage Services Agreement (the “Agreement”). The Agreement is a long-term commercial alternative to the unbundled network elements platform (“UNE-P”) and allows New Rochelle to purchase from Verizon wholesale dial tone services on terms that preserve, in all material respects, the features, functionality and ordering processes previously available to New Rochelle under Verizon’s UNE-P service offering. The rates and charges for such services are fixed at agreed upon price levels that should allow New Rochelle to continue to offer its existing telephone services at competitive prices. Pursuant to the Agreement, New Rochelle and the Company are required to keep confidential all additional terms and provisions of the Agreement.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The execution by New Rochelle of the Agreement extends to February 8, 2008 the maturity date of the convertible note payable to Laurus Master Funds, Ltd., which was previously disclosed and described in the Company’s Current Report on Form 8-K dated February 8, 2005.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of eLEC Communications Corp. dated March 1, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005	eLEC COMMUNICATIONS CORP. By: /s/ Paul H. Riss Paul H. Riss Chief Executive Officer